CONSENT OF LEGAL COUNSEL

         The law firm of Fabian & Clendenin hereby consents to the use of its name in the prospectus and therein being disclosed as counsel to Golden Choice Foods Corporation in this matter.


Fabian & Clendenin
By: Gary R. Henrie, Shareholder
Salt Lake City, Utah

                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Form SB-2 of our report dated September 26, 2000, relating to the financial statements of Golden Choice Foods Corporation, and to the reference to our Firm under the caption "Experts" in the prospectus.

Kelly & Company
Newport Beach, California